Exhibit 2

Rinker Group Limited
Quarterly Financial Information
Third Quarter of Year Ended 31 March 2006

Important: Quarterly results are unaudited. Results are shown under A -IFRS. See note 1 below.

	Information under A-IFRS footnote 1
	US$ million footnote 1
	Jun Qtr	Sept Qtr	Dec Qtr
(Year ended 31 March 2006)	2005	2005	2005
Rinker group
Revenue	1,240	1,311	1,242
EBITDA(2)	335.4	334.8	300.5
Depreciation	46.0	47.3	47.6
Amortisation	4.9	5.1	4.3
EBIT(2)	284.5	282.4	248.6
PAT(2)	181.0	184.5	160.7

EPS (cents per ord. share)	19.3	19.9	17.5
EPS per ADR (1 ADR = 5 ord. shares)	96.5	99.3	87.5
No. of shares for EPS calc. (milion)	937.9	929.2	917.7

Free Cash Flow(3)	172.7	154.8	252.8

Net Debt(4)	162	275	302
Gearing (Net Debt/Net Debt+Equity)(5)	5.9%	9.5%	10.7%

Average exchange rate (A$1=US$)(6)	0.7679	0.7550	0.7393

	Restated under A-IFRS footnote 1
	US$ million footnote 1
	Jun Qtr	Sept Qtr	Dec Qtr	Mar Qtr
(Year ended 31 March 2005)	2004	2004	2004	2005
Rinker group
Revenue	1,058	1,075	1,094	1,082
EBITDA(2)	228.6	249.9	229.7	261.9
Depreciation	42.8	45.2	46.7	46.4
Amortisation	3.4	4.1	3.4	3.2
EBIT(2)	182.4	200.7	179.6	212.5
PAT(2)	112.0	128.5	108.7	144.0

EPS (cents per ord. share)	11.9	13.6	11.6	15.3
EPS per ADR (1 ADR = 5 ord. shares)	59.3	68.2	57.8	76.5
No. of shares for EPS calc. (milion)	944.5	941.5	941.2	941.2

Free Cash Flow(3)	67.9	150.7	91.5	106.8

Net Debt(4)	589	502	416	280
Gearing (Net Debt/Net Debt+Equity)(5)	21.6%	18.0%	14.6%	9.9%

Average exchange rate (A$1=US$)(6)	0.7073	0.7075	0.7671	0.7776

Rinker Group Limited
Quarterly Financial Information

	Information under A-IFRS footnote 1
	US$ millionfootnote 1
	Jun Qtr	Sept Qtr	Dec Qtr
(Year ended 31 March 2006)	2005	2005	2005

Segment Revenue
Aggregate	256	272	267
Cement	110	122	115
Concrete, block, asphalt	508	553	529
Concrete pipe and products	145	148	141
Other	89	90	91
Intercompany eliminations	(152)	(166)	(161)
Rinker Materials	956	1,019	982
Readymix ($US)	283	292	261
Readymix ($A)	369	387	352
Consolidated Rinker group	1,240	1,311	1,242

Segment EBIT
Aggregate	62.1	66.9	62.3
Cement	31.8	34.3	30.2
Concrete, block, asphalt	80.3	99.9	83.5
Concrete pipe and products	34.2	34.1	29.4
Other	37.5	6.0	7.7
Rinker Materials	245.8	241.2	213.1
Readymix ($US)	41.1	44.4	38.5
Readymix ($A)	53.5	58.8	52.0
Corporate	(2.4)	(3.2)	(3.0)
Consolidated Rinker group	284.5	282.4	248.6

Segment Depreciation and Amortisation
Aggregate	14.8	15.4	15.8
Cement	3.4	3.8	3.4
Concrete, block, asphalt	12.3	12.7	13.1
Concrete pipe and products	6.1	6.2	6.3
Other	1.3	1.4	1.4
Rinker Materials	37.9	39.5	39.9
Readymix ($US)	13.0	12.8	12.0
Readymix ($A)	16.9	17.0	16.2
Consolidated Rinker group	50.9	52.4	51.9

Segment EBITDA
Aggregate	76.9	82.3	78.0
Cement	35.1	38.1	33.6
Concrete, block, asphalt	92.6	112.6	96.6
Concrete pipe and products	40.3	40.4	35.7
Other	38.8	7.4	9.1
Rinker Materials	283.7	280.7	253.1
Readymix ($US)	54.1	57.3	50.4
Readymix ($A)	70.4	75.9	68.2
Corporate	(2.4)	(3.2)	(3.0)
Consolidated Rinker group	335.4	334.8	300.5

	Restated under A-IFRSfootnote 1
	US$ millionfootnote 1
	Jun Qtr	Sept Qtr	Dec Qtr	Mar Qtr
(Year ended 31 March 2005)	2004	2004	2004	2005

Segment Revenue
Aggregate	218	216	215	213
Cement	93	88	100	108
Concrete, block, asphalt	394	401	410	430
Concrete pipe and products	121	133	112	106
Other	117	107	127	110
Intercompany eliminations	(121)	(116)	(130)	(133)
Rinker Materials	822	829	834	833
Readymix ($US)	236	246	260	249
Readymix ($A)	333	349	339	320
Consolidated Rinker group	1,058	1,075	1,094	1,082

Segment EBIT
Aggregate	49.3	50.5	49.9	45.6
Cement	25.9	26.9	34.5	30.4
Concrete, block, asphalt	43.2	45.7	54.4	69.1
Concrete pipe and products	23.1	29.1	19.7	17.7
Other	6.0	8.5	(8.6)	18.7
Rinker Materials	147.5	160.7	149.9	181.5
Readymix ($US)	37.1	42.7	32.2	34.8
Readymix ($A)	52.5	60.4	42.0	44.8
Corporate	(2.3)	(2.8)	(2.5)	(3.9)
Consolidated Rinker group	182.4	200.7	179.6	212.5

Segment Depreciation and Amortisation
Aggregate	12.8	13.0	13.6	13.5
Cement	3.3	3.3	3.3	3.4
Concrete, block, asphalt	10.3	11.1	11.7	12.3
Concrete pipe and products	6.3	6.2	6.1	6.2
Other	3.3	3.3	3.2	1.7
Rinker Materials	36.0	36.9	37.8	37.1
Readymix ($US)	10.3	12.3	12.2	12.3
Readymix ($A)	14.5	17.4	15.9	15.9
Consolidated Rinker group	46.3	49.2	50.1	49.5

Segment EBITDA
Aggregate	62.1	63.5	63.4	59.2
Cement	29.2	30.2	37.9	33.7
Concrete, block, asphalt	53.5	56.8	66.1	81.5
Concrete pipe and products	29.4	35.3	25.8	23.8
Other	9.3	11.8	(5.4)	20.4
Rinker Materials	183.5	197.6	187.7	218.6
Readymix ($US)	47.4	55.0	44.4	47.1
Readymix ($A)	66.9	77.8	57.9	60.7
Corporate	(2.3)	(2.8)	(2.5)	(3.9)
Consolidated Rinker group	228.6	249.9	229.7	261.9

Footnotes

1.                      All quarterly results are unaudited.

Rinker is required to adopt Australian Equivalents to International Financial Reporting Standards (A-IFRS) with effect from the current year, the year ending 31 March 2006 (YEM06). Accordingly, Rinker’s accounting policies have now been amended to ensure consistency with A-IFRS and results shown for YEM06 have been prepared under those A-IFRS accounting policies. Previous disclosures concerning the impact of A-IFRS included at Note 39 on page 39 of Rinker’s Full Financial Report for the year ended 31 March 2005 and disclosures included in the quarterly business update at 30 June 2005 presented Rinker’s best estimate of the impact of A-IFRS at those dates but were preliminary in nature.

In addition, results shown for the year ended 31 March 2005 have now been fully restated to be comparable to current year. Results shown for the year ended 31 March 2004 and prior years have been restated on a pro forma basis for significant items, primarily the cessation of goodwill amortisation.

The principal impact of A-IFRS on reported results is the reduction in goodwill amortisation expense to zero. Prior to the adoption of A-IFRS Rinker’s goodwill amortisation expense during the year ended 31 March 2005 was US$56.3 million. Additional information is included in footnote 2 of Rinker’s Half Year Report for the six months ended 30 September 2005.

Rinker’s US and Australian subsidiaries each generate virtually all revenue and incur all costs in their local currency. As a result, directors believe their performance is best measured in their local currency. At the group level, Rinker Materials represents around 80% of earnings. As a result, US$ performance represents the most appropriate measure of Rinker’s performance and value. Under A-IFRS, Rinker’s selected reporting currency is US$, although Readymix results will continue to be disclosed in both US$ and A$.

Rinker’s first audited financial report prepared under A-IFRS will be the annual report for the year ended 31 March 2006.

2.                      PAT represents Net profit attributable to members of Rinker Group Limited. EBIT represents Profit before finance and income tax expense. EBITDA represents EBIT prior to Depreciation and Amortisation.

3.                      Free Cash Flow represents Net cash from operating activities less (1) operating capital expenditure included in cashflows from purchase of property, plant and equipment, (2) interest paid and (3) payments for shares held in trust under long-term incentive plans.

	Information under A-IFRS
	US$ million
Quarter ended 31 December	2005	2004
Profit before finance and income tax expense	248.6	179.6
Depreciation and amortisation	51.9	50.1
Net income tax (paid)	(7.6)	(108.6)
Change in working capital	(24.4)	0.5
(Profit)/loss on asset sales	(3.5)	12.4
Interest received	5.1	6.4
Other	36.4	15.7
Net Cash from operating activities	306.5	156.0
Operating capital expenditure	(48.3)	(47.8)
Interest paid	(5.6)	(5.0)
Payments for shares held in trust	0.2	(11.7)
Free Cash Flow	252.8	91.5

Capital expenditure summary:
Operating capital expenditure	(48.3)	(47.8)
Developmental capital expenditure	(43.9)	(24.0)
Total purchase of property plant and equipment	(92.1)	(71.8)
Purchase of businesses	(20.3)	(0.3)
Total capital expenditure	(112.4)	(72.1)

4.                      Net Debt represents current and non-current borrowings less cash and cash equivalents.

	Information under A-IFRS
	US$ million
	31 Dec	31 March
As at	2005	2005
Current borrowings	5.2	257.1
Non-current borrowings	609.3	610.9
Less: Cash and cash equivalents	(312.7)	(588.2)
Net Debt	301.8	279.8

5.                      Gearing/leverage represents (a) Net Debt divided by Equity and (b) Net Debt divided by Net Debt plus Equity.

	Information under A-IFRS
	US$ million
	31 Dec	31 March
As at	2005	2005
Net Debt	301.8	279.8
Equity	2,512.2	2,551.1
Gearing/leverage (Net Debt/Equity)	12.0%	11.0%
Gearing/leverage (Net debt/Net Debt+Equity)	10.7%	9.9%

6.                      This represents the average exchange rate used to translate Readymix A$ results into US$ during the quarter.